EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “Report”) by Ames National Corporation (the “Company”), the undersigned officer of the Company hereby certifies that:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 6th day of November, 2015.

By: /s/ Thomas H. Pohlman

Thomas H. Pohlman, Chief Executive Officer and President